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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Wholly-Owned Subsidiaries of CoActive Marketing Group, Inc. (Registrant):

                                        State of Incorporation
                                        ----------------------

Inmark Services, Inc.                         New York

U.S. Concepts, Inc.                           Delaware

Wholly-Owned Subsidiary of the
Registrant's Wholly-Owned
Subsidiary, Inmark Services, Inc.:

Optimum Group, Inc.                           Ohio